UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Valley View Lane Dallas, Texas

75244

(Address of principal executive offices)		(Zip Code)

(972) 458-1981

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement

On March 10, 2006, the Compensation Committee of the Board of Directors of the Company (the “Committee”) voted to provide for the automatic accelerated vesting of all outstanding stock options and restricted stock of the Company upon the occurrence of certain specified triggering events deemed to constitute a change of control of the Company. Under the terms of the Company’s Amended and Restated 1994 Long Term Incentive Plan (the “LTIP”), the Committee, which administers the LTIP, has broad discretion to provide for the vesting of outstanding options upon the occurrence of such events as it deems appropriate, and to establish the terms of restrictions on restricted stock awards and the extent to which such restricted stock may be earned. By resolution, the Committee has established certain change of control events which will cause all unvested options and restricted stock outstanding under the LTIP at the time of such event to vest and become immediately exercisable. The purpose of such resolution is to create an incentive for retention of officers and other key employees of the Company holding unvested equity awards in the event of a proposed or potential change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARREKER CORPORATION
(Registrant)

Date:	March 16, 2006	By:	/s/ John S. Davis
Executive Vice President
General Counsel and Secretary